Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES SECOND QUARTER RESULTS

- Revenues Increased 23.8% to $73.5 Million in the Second Quarter of 2024

- Chamonix Casino Hotel Continued Its Phased Opening, With Its High-End Steakhouse, Rooftop Pool, and
Portions of Its Spa Opening During the Second Quarter

- Extended Grand Lodge Casino Lease by Ten Years to December 31, 2034

Las Vegas – August 6, 2024 – Full House Resorts, Inc. (Nasdaq: FLL) today announced results for the second quarter ended June 30, 2024.

On a consolidated basis, revenues in the second quarter of 2024 were $73.5 million, a 23.8% increase from $59.4 million in the prior-year period. These results reflect the continued ramp-up of operations at American Place, which opened in mid-February 2023, and the phased opening of Chamonix Casino Hotel, beginning in late-December 2023. Net loss for the second quarter of 2024 was $8.6 million, or $(0.25) per diluted common share, which includes $0.8 million of preopening and development costs, as well as depreciation and amortization charges related to our new American Place and Chamonix facilities. Depreciation charges for the temporary American Place casino are larger relative to its earnings than is typically the case for casinos, due to the anticipated temporary nature of much of the property’s assets. In the prior-year period, net loss was $5.6 million, or $(0.16) per diluted common share, reflecting $1.1 million of preopening and development costs. Adjusted EBITDA(a) rose 34.6% in the second quarter of 2024 to $14.1 million from $10.5 million in the prior-year period, reflecting strong growth from American Place and $0.9 million of accelerated revenue from an online sports wagering “skin” that ceased operations in Colorado.

“Our newest destination casino, Chamonix Casino Hotel in Cripple Creek, Colorado, continues to build its customer base,” said Daniel R. Lee, President and Chief Executive Officer of Full House Resorts. “Since its opening, hotel occupancy has steadily increased, with occupied room-nights rising from approximately 2,100 in January 2024 to approximately 5,900 in June 2024. Increased visitation corresponds to the unveiling of new amenities at the property, as well as the commencement of the busier summer season. Our steakhouse, 980 Prime, opened in April 2024 and has quickly earned a reputation as one of the finest restaurants in Colorado. In late-May 2024, we opened our rooftop pool and portions of our spa. These amenities joined Chamonix’s 300-guestroom hotel and sunlit casino, which we believe are unparalleled in the region in their quality and beauty. During the third quarter, we expect to complete the opening of Chamonix’s spa and unveil its street-front jewelry store. The early guest response to Chamonix continues to be very good, reinforcing our confidence in its long-term earnings potential.”

The Company also recently announced the promotion of Angi Truebner-Webb to the position of Vice President and General Manager of the Silver Slipper Casino and Hotel, pending customary regulatory approvals. Born in Guben, Germany, Ms. Truebner-Webb received her MBA degree from the University of Applied Science in Dresden, Germany. She joined the Silver Slipper’s finance team in 2010 before transferring to the Company’s Rising Star Casino and Resort as its Executive Director of Finance and Administration in 2019. In 2021, she was promoted to General Manager of Rising Star. When she joins the Silver Slipper, Ms. Truebner-Webb will replace John Ferrucci, who previously announced his planned retirement from the Company in April 2025. The transition will take place this fall, ensuring a smooth handover of responsibilities.

“We are very proud of Angi, who has steadily worked her way up within Full House Resorts,” said Mr. Lee. “She has done an excellent job in building a team and improving results at Rising Star, often amidst challenging competitive conditions. She is now eager and ready to return as the leader of the Silver Slipper. We also thank John Ferrucci for his many years of service. John opened the Silver Slipper in 2006 and has also been our Chief Operating Officer since 2022. We look forward to continuing to work with John over the next several months and we wish him well thereafter in his long-planned and well-earned retirement.”

Second Quarter Highlights and Subsequent Events

●	Midwest & South. This segment includes Silver Slipper Casino and Hotel, Rising Star Casino Resort, and American Place. Revenues for the segment were $55.5 million in the second quarter of 2024, an 11.1% increase from $49.9 million in the prior-year period. Adjusted Segment EBITDA rose to $12.3 million, a 30.7% increase from $9.4 million in the prior-year period. These results reflect the continued ramp-up of operations at American Place, which opened on February 17, 2023. In the second quarter of 2024, American Place generated $27.2 million of revenue and $7.6 million of Adjusted Property EBITDA, or increases of 34.0% and 83.5%, respectively, compared to the second quarter of 2023.
●	West. This segment includes Grand Lodge Casino (located within the Hyatt Regency Lake Tahoe resort in Incline Village), Stockman’s Casino, Bronco Billy’s Casino, and Chamonix Casino Hotel, which began its phased opening on December 27, 2023. Bronco Billy’s and Chamonix are two integrated and adjoining casinos, and are operated by our management team in Colorado as a single entity. Revenues for the segment rose 87.3% to $15.2 million in the second quarter of 2024, versus $8.1 million in the prior-year period. Adjusted Segment EBITDA increased despite the high initial opening costs of Chamonix to $0.9 million in the second quarter of 2024, versus $0.2 million in the prior-year period. Such costs include the training of new employees and additional marketing costs expected to benefit future operations, as well as the cost of operating many amenities at the new resort while continuing to complete construction.

On July 1, 2024, Gaming Entertainment (Nevada) LLC, the Company’s wholly-owned subsidiary that operates Grand Lodge Casino, entered into a Seventh Amendment to Casino Operations Lease (the “Amendment”) with Incline Hotel LLC (the “Landlord”). Prior to the Amendment, Grand Lodge’s casino lease was scheduled to expire on December 31, 2024. The Amendment extends the term of the lease by ten years to December 31, 2034; increases annual rent from $2,000,000 in 2024 to $2,010,857 for 2025, followed by annual increases of 2% for the remainder of the term; and makes certain other conforming changes. Full House first began operating the Grand Lodge casino under a short-term lease in 2011. That lease had been extended several times, reflecting the ongoing and excellent relationship between Full House and the operators of the hotel.
●	Contracted Sports Wagering. This segment consists of our on-site and online sports wagering “skins” (akin to websites) in Colorado, Indiana, and Illinois. Revenues and Adjusted Segment EBITDA in the second quarter of 2024 were $2.9 million and $2.6 million, respectively. These results reflect $0.9 million of accelerated revenue from an online sports wagering “skin” that ceased operations in Colorado. Additionally, Adjusted Segment EBITDA was adversely affected by a provision for credit losses on sports wagering receivables of $0.3 million, as a contracted party had not yet remitted payments due to the Company. During the third quarter of 2024, such party and two of the Company’s subsidiaries entered into a settlement agreement, which provides for an approximately $2.1 million payment to the Company due in the third quarter of 2024, and a reduction of certain future annual minimums due to the Company under the related agreements.

Liquidity and Capital Resources

As of June 30, 2024, we had $44.7 million in cash and cash equivalents, including $13.6 million of cash reserved under our bond indentures to complete the construction of Chamonix. Our debt consisted primarily of $450.0 million in outstanding senior secured notes due 2028, which became callable at specified premiums in February 2024, and $27.0 million outstanding under our revolving credit facility.

Conference Call Information

We will host a conference call for investors today, August 6, 2024, at 4:30 p.m. ET (1:30 p.m. PT) to discuss our 2024 second quarter results. Investors can access the live audio webcast from our website at www.fullhouseresorts.com under the investor relations section. The conference call can also be accessed by dialing (201) 689-8470.

A replay of the conference call will be available shortly after the conclusion of the call through August 20, 2024. To access the replay, please visit www.fullhouseresorts.com. Investors can also access the replay by dialing (412) 317-6671 and using the passcode 13746753.

(a) Reconciliation of Non-GAAP Financial Measures

Our presentation of non-GAAP Measures may be different from the presentation used by other companies, and therefore, comparability may be limited. While excluded from certain non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, our non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, and other items both in our reconciliations to the historical GAAP financial measures and in our condensed consolidated financial statements, all of which should be considered when evaluating our performance.

Our non-GAAP Measures are to be used in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. These non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Adjusted Segment EBITDA. We utilize Adjusted Segment EBITDA as the measure of segment profitability in assessing performance and allocating resources at the reportable segment level. Adjusted Segment EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, certain impairment charges, asset write-offs, recoveries, gain (loss) from asset disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each segment.

Same-store Adjusted Segment EBITDA. Same-store Adjusted Segment EBITDA is Adjusted Segment EBITDA further adjusted to exclude the Adjusted Property EBITDA of properties that have not been in operation for a full year. Adjusted Property EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, certain impairment charges, asset write-offs, recoveries, gain (loss) from asset disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each property.

Adjusted EBITDA. We also utilize Adjusted EBITDA, which is defined as Adjusted Segment EBITDA, net of corporate-related costs and expenses. Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, we believe this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. We utilize this metric or measure internally to focus management on year-over-year changes in core operating performance, which we consider our ordinary, ongoing and customary operations, and which we believe is useful information to investors. Accordingly, management excludes certain items when analyzing core operating performance, such as the items mentioned above, that management believes are not reflective of ordinary, ongoing and customary operations.

Full House Resorts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
Casino	$54,685	$45,359	$106,358	$81,346
Food and beverage	10,403	8,673	20,172	16,333
Hotel	3,742	2,348	6,594	4,492
Other operations, including contracted sports wagering	4,662	3,002	10,292	7,317
	73,492	59,382	143,416	109,488
Operating costs and expenses
Casino	20,719	16,990	41,294	30,334
Food and beverage	10,714	9,030	20,474	16,485
Hotel	2,383	1,228	4,546	2,447
Other operations	990	705	1,781	1,187
Selling, general and administrative	25,285	21,577	50,220	39,806
Project development costs	3	17	3	24
Preopening costs	757	1,086	2,420	11,583
Depreciation and amortization	10,326	8,155	20,951	14,014
Loss on disposal of assets	—	—	18	—
	71,177	58,788	141,707	115,880
Operating income (loss)	2,315	594	1,709	(6,392)
Other (expense) income
Interest expense, net	(11,023)	(5,633)	(21,273)	(10,452)
Gain on insurance settlement	—	—	—	355
	(11,023)	(5,633)	(21,273)	(10,097)
Loss before income taxes	(8,708)	(5,039)	(19,564)	(16,489)
Income tax (benefit) provision	(79)	561	337	526
Net loss	$(8,629)	$(5,600)	$(19,901)	$(17,015)

Basic loss per share	$(0.25)	$(0.16)	$(0.57)	$(0.49)
Diluted loss per share	$(0.25)	$(0.16)	$(0.57)	$(0.49)

Basic weighted average number of common shares outstanding	34,710	34,496	34,650	34,453
Diluted weighted average number of common shares outstanding	34,710	34,496	34,650	34,453

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Segment Revenues, Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
Midwest & South	$55,458	$49,911	$110,088	$90,713
West	15,151	8,089	28,185	16,213
Contracted Sports Wagering	2,883	1,382	5,143	2,562
	$73,492	$59,382	$143,416	$109,488
Adjusted Segment EBITDA(1) and Adjusted EBITDA
Midwest & South	$12,275	$9,391	$24,958	$20,077
West	865	177	731	234
Contracted Sports Wagering	2,577	1,361	4,512	2,522
Adjusted Segment EBITDA	15,717	10,929	30,201	22,833
Corporate	(1,576)	(422)	(3,651)	(2,201)
Adjusted EBITDA	$14,141	$10,507	$26,550	$20,632

__________

(1)	The Company utilizes Adjusted Segment EBITDA as the measure of segment operating profitability in assessing performance and allocating resources at the reportable segment level.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Same-store Revenues and Adjusted Segment EBITDA

(In thousands, Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Increase /	June 30,		Increase /
Reporting segments	2024	2023	(Decrease)	2024	2023	(Decrease)
Midwest & South
Midwest & South same-store total revenues(1)	$28,212	$29,584	(4.6)%	$57,037	$59,966	(4.9)%
American Place	27,246	20,327	34.0%	53,051	30,747	72.5%
Midwest & South total revenues	$55,458	$49,911	11.1%	$110,088	$90,713	21.4%

Midwest & South same-store Adjusted Segment EBITDA(1)	$4,690	$5,258	(10.8)%	$9,991	$12,372	(19.2)%
American Place	7,585	4,133	83.5%	14,967	7,705	94.3%
Midwest & South Adjusted Segment EBITDA	$12,275	$9,391	30.7%	$24,958	$20,077	24.3%

Contracted Sports Wagering
Contracted Sports Wagering same-store total revenues(2)	$550	$1,382	(60.2)%	$1,375	$2,562	(46.3)%
Accelerated revenues due to contract terminations(3)	893	—	N.M.	893	—	N.M.
Illinois	1,440	—	N.M.	2,875	—	N.M.
Contracted Sports Wagering total revenues	$2,883	$1,382	108.6%	$5,143	$2,562	100.7%

Contracted Sports Wagering same-store Adjusted Segment EBITDA(2)	$281	$1,361	(79.4)%	$827	$2,522	(67.2)%
Accelerated revenues due to contract terminations(3)	893	—	N.M.	893	—	N.M.
Illinois	1,403	—	N.M.	2,792	—	N.M.
Contracted Sports Wagering Adjusted Segment EBITDA	$2,577	$1,361	89.3%	$4,512	$2,522	78.9%

__________

N.M. Not meaningful.

(1)	Same-store operations exclude results from American Place, which opened on February 17, 2023.
(2)	Same-store operations exclude results from Illinois, which contractually commenced on August 15, 2023. For enhanced comparability, we also excluded accelerated revenues due to contract terminations from same-store operations.
(3)	For enhanced comparability, we also excluded accelerated revenues due to contract terminations from same-store operations. Such adjustments reflect one sports skin that ceased operations in the second quarter of 2024.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Net Loss and Operating Income (Loss) to Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss	$(8,629)	$(5,600)	$(19,901)	$(17,015)
Income tax (benefit) provision	(79)	561	337	526
Interest expense, net	11,023	5,633	21,273	10,452
Gain on insurance settlement	—	—	—	(355)
Operating income (loss)	2,315	594	1,709	(6,392)
Project development costs	3	17	3	24
Preopening costs	757	1,086	2,420	11,583
Depreciation and amortization	10,326	8,155	20,951	14,014
Loss on disposal of assets	—	—	18	—
Stock-based compensation	740	655	1,449	1,403
Adjusted EBITDA	$14,141	$10,507	$26,550	$20,632

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Three Months Ended June 30, 2024
						Adjusted
						Segment
	Operating	Depreciation	Project		Stock-	EBITDA and
	Income	and	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$6,233	$6,042	$—	$—	$—	$12,275
West	(4,148)	4,256	—	757	—	865
Contracted Sports Wagering	2,577	—	—	—	—	2,577
	4,662	10,298	—	757	—	15,717
Other operations
Corporate	(2,347)	28	3	—	740	(1,576)
	$2,315	$10,326	$3	$757	$740	$14,141

Three Months Ended June 30, 2023
						Adjusted
						Segment
	Operating	Depreciation	Project		Stock-	EBITDA and
	Income	and	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$1,830	$7,556	$—	$5	$—	$9,391
West	(1,473)	569	—	1,081	—	177
Contracted Sports Wagering	1,361	—	—	—	—	1,361
	1,718	8,125	—	1,086	—	10,929
Other operations
Corporate	(1,124)	30	17	—	655	(422)
	$594	$8,155	$17	$1,086	$655	$10,507

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Six Months Ended June 30, 2024
							Adjusted
							Segment
	Operating	Depreciation	Loss on	Project		Stock-	EBITDA and
	Income	and	Disposal	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	of Assets	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$12,043	$12,778	$18	$—	$119	$—	$24,958
West	(9,685)	8,115	—	—	2,301	—	731
Contracted Sports Wagering	4,512	—	—	—	—	—	4,512
	6,870	20,893	18	—	2,420	—	30,201
Other operations
Corporate	(5,161)	58	—	3	—	1,449	(3,651)
	$1,709	$20,951	$18	$3	$2,420	$1,449	$26,550

Six Months Ended June 30, 2023
						Adjusted
						Segment
	Operating	Depreciation	Project		Stock-	EBITDA and
	Income	and	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$(2,836)	$12,812	$—	$10,101	$—	$20,077
West	(2,389)	1,141	—	1,482	—	234
Contracted Sports Wagering	2,522	—	—	—	—	2,522
	(2,703)	13,953	—	11,583	—	22,833
Other operations
Corporate	(3,689)	61	24	—	1,403	(2,201)
	$(6,392)	$14,014	$24	$11,583	$1,403	$20,632

Cautionary Note Regarding Forward-looking Statements

This press release contains statements by us and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “expect,” “future,” “should,” “will” and similar references to future periods. Some forward-looking statements in this press release include those regarding our expected construction budgets, estimated commencement and completion dates, expected amenities, and our expected operational performance for Chamonix and American Place, including its permanent facility; and our expectations regarding the operation and performance of our other properties and segments. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, our ability to repay our substantial indebtedness; our ability to finance the construction of the permanent American Place facility; inflation and its potential impacts on labor costs and the price of food, construction, and other materials; the effects of potential disruptions in the supply chains for goods, such as food, lumber, and other materials; general macroeconomic conditions; our ability to effectively manage and control expenses; our ability to complete the amenities at Chamonix; our ability to complete construction at American Place, on-time and on-budget; legal or regulatory restrictions, delays, or challenges for our construction projects, including American Place; construction risks, disputes and cost overruns; dependence on existing management; competition; uncertainties over the development and success of our expansion projects; the financial performance of our finished projects and renovations; effectiveness of expense and operating efficiencies; cyber events and their impacts to our operations; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. Our properties include American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Chamonix Casino Hotel and Bronco Billy’s Casino in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; Stockman’s Casino in Fallon, Nevada; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com